EXHIBIT 99

FOR IMMEDIATE RELEASE
CONTACT:  Debbie Koopman
          (630) 769-2596
          Debbie_Koopman@spgl.com

The Spiegel Group Announces Plan to Pursue Sale of Eddie Bauer

Reaches an Agreement to Sell Newport News to Pangea Holdings Limited

DOWNERS GROVE, Ill. - April 6, 2004 - The Spiegel Group (Spiegel, Inc.) today announced that, as part of its ongoing restructuring process, it has directed Miller Buckfire Lewis Ying & Co. to solicit parties who may be interested in acquiring its Eddie Bauer business. In addition, the company stated that it has reached an agreement with Pangea Holdings Limited (Pangea) to acquire substantially all the assets of its wholly owned subsidiary, Newport News, Inc.
  Bill Kosturos, interim chief executive officer and chief restructuring officer of The Spiegel Group, said, "During the past 12 months we have taken targeted actions to strengthen Eddie Bauer's financial performance, closing underperforming stores and streamlining the organization, and we are pleased with the profitable financial results. We will evaluate the level of interest from potential buyers as we continue to work to develop a plan of reorganization. Based on an analysis of alternatives and negotiations with our Creditors' Committee, we believe that the value of the Eddie Bauer business can be best realized by pursuing a sale at this time."
  Fabian Mansson,president and chief executive officer of Eddie Bauer, said, "As we move through this process, we will remain intensely focused on providing our customers the highest level of service and the versatile, casual products that they expect from Eddie Bauer. We have made significant progress this past year to reinforce Eddie Bauer's rich outdoor heritage and refine the product offer."
  Under the agreement to purchase Newport News, Pangea will acquire substantially all of the assets of Newport News for $25 million in cash and assume certain liabilities. Newport News will continue to be headquartered in New York and to operate a distribution facility in Virginia.
  The agreement is expected to be filed with the Bankruptcy Court today and a hearing to approve the Newport News bidding procedures is expected to be scheduled for mid-April. The Newport News transaction will be subject to all higher or better offers.
  Geralynn Madonna, president and chief executive officer of Newport News, commented, "We are very pleased to see that Newport News will move forward under new ownership. The success of this transaction is a testament to both the strength of Newport News as a business and the effort put forth by its employees. We will work to complete the sales process expeditiously and to have a seamless transition. At the same time, the Newport News team will remain focused on serving its customers and delivering on its brand promise of 'real style and real value.'"
  Kosturos concluded, "These actions are important steps toward negotiating and moving toward filing a plan of reorganization. We continue to evaluate and review strategic alternatives for Spiegel Catalog while focusing on preserving the value of its assets and are in preliminary negotiations with an interested party."
  Miller Buckfire Lewis Ying & Co. advised the company on the Newport News transaction and is advising the company on the Eddie Bauer sale transaction. All parties interested in participating in the Newport News auction process or learning more about the Eddie Bauer transaction should direct their inquiries to Stuart Erickson, Principal at Miller Buckfire Lewis Ying & Co. (phone 212-895-1812).

About Eddie Bauer
  Eddie Bauer is a leading tri-channel specialty retailer, offering distinctive clothing, accessories and home furnishings for men and women that reflect a modern interpretation of the company's unique outdoor heritage. Emphasizing classic styles, Eddie Bauer offers versatile, comfortable, high-quality merchandise through its two retailing concepts: Eddie Bauer and Eddie Bauer Home. In its 84-year history, Eddie Bauer has evolved from a single store in Seattle to a tri-channel, international company with more than 450 stores, catalogs and online Web sites: eddiebauer.com, eddiebauerhome.com, and eddiebaueroutlet.com. Eddie Bauer operates stores in the U.S. and Canada, and through joint venture partnerships in Germany and Japan.

About Newport News
  Newport News is a dual-channel, direct marketer of moderately priced women's fashions, providing customers with an informative and rewarding shopping experience through catalogs and an e-commerce site (newport-news.com). Delivering on its brand promise of "real style, real value," Newport News fulfills the modern woman's desire for versatile, on-trend designs at easily affordable prices.

About The Company
  The Spiegel Group is an international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News and Spiegel Catalog. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward-Looking Statements
  This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future financial condition or results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the debtor-in-possession (DIP) financing facility; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the effects on the company of the Pay-Out Events experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the outcome of the liquidation of the credit card operations; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
  All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.